Exhibit 4.53

Agreement Extension Notice

To: iKang Health Technology Group Co., Ltd., Mr. Boquan He and Mr. Lee Ligang Zhang

Date of Notification: March 22, 2018

Whereas iKang Health Technology Group Co., Ltd. (formerly known as Shanghai Guobin Medical Holding Co., Ltd., hereinafter referred to as “iKang Technology”), Mr. Boquan He, Mr. Lee Ligang Zhang and iKang Healthcare Technology (Beijing) Co., Ltd. (hereinafter referred to as the “Company”) entered into the Exclusive Call Option Agreement (hereinafter referred to as the “Agreement”) on March 17, 2008. The Agreement was valid from March 17, 2008 to March 16, 2018.

The Company hereby notifies iKang Technology and Mr. Boquan He of extension of the Agreement according to Article 4 thereof: The Company decides to extend the term of the Agreement for another ten (10) years. Given that the Agreement has expired. The Company, iKang Technology, Mr. Boquan He and Mr. Lee Ligang Zhang unanimously confirm that the term of this Agreement is changed to: March 17, 2018 to March 16, 2028.

(Signature page follows.)

(Signature page of the Agreement Extension Notice)

iKang Healthcare Technology (Beijing) Co., Ltd. (Seal)

Authorized Representative:

Name: Lee Ligang Zhang

Title: Executive Director

The Notice has been received and confirmed.

iKang Health Technology Group Co., Ltd. (Seal)

Authorized Representative:

Name: Lee Ligang Zhang

Title: Executive Director

Boquan He (Signature)

Lee Ligang Zhang (Signature)

(Signature page of the Agreement Extension Notice)

iKang Healthcare Technology (Beijing) Co., Ltd. (Seal)

Authorized Representative:

Name: Lee Ligang Zhang

Title: Executive Director

The Notice has been received and confirmed.

iKang Health Technology Group Co., Ltd. (Seal)

Authorized Representative:

Name: Lee Ligang Zhang

Title: Executive Director

Boquan He (Signature)

Lee Ligang Zhang (Signature)